UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

July 20, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 25, 2007, Kenneth V. Biller, President of Global Operations of Spectrum Brands, Inc. (the "Company"), announced his retirement from the Company effective September 30, 2007.

In connection with Mr. Biller's retirement, the Company and Mr. Biller entered into a separation agreement, pursuant to which Mr. Biller is entitled to receive substantially the same compensation and other benefits to which he would be entitled under his Amended and Restated Employment Agreement with the Company, dated as of April 1, 2005 (the "Employment Agreement"), upon the termination by the Company "without Cause." On July 24, 2007, the separation agreement was amended to clarify that, with respect to certain of his restricted stock of the Company, such restricted stock will continue to vest as though Mr. Biller remained actively employed by the Company until December 31, 2007. The Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company's Current Report on Form 8-K on April 7, 2005.

A copy of the press release announcing Mr. Biller's retirement is attached hereto as Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1      Press Release dated July 25, 2007 issued by Spectrum Brands, Inc. to announce Mr. Biller's retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Senior Vice President, Chief
Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 25, 2007 issued by Spectrum Brands, Inc. to announce Mr. Biller's retirement.